Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of January 12, 2010, by and among CryoLife, Inc., a Florida corporation (“CryoLife”), CryoLife Acquisition Corporation, a Florida corporation (“Acquisition Corp”), AuraZyme Pharmaceuticals, Inc., a Florida corporation (“AuraZyme”), CryoLife International, Inc., a Florida corporation (“International”) (CryoLife, Acquisition Corp, International and AuraZyme are sometimes referred to herein together as the “Borrowers” and individually as a “Borrower”), CryoLife, as Borrower Representative, the other Persons party hereto that are designated as a “Credit Party,” General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the several financial institutions from time to time party to this Amendment (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A. The Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Credit Agreement, dated as of March 27, 2008, as amended by that certain Letter Amendment, dated as of January 15, 2009, that certain First Amendment to Credit Agreement, dated as of May 7, 2009 and as further amended by that certain Second Amendment to Credit Agreement, dated as of November 9, 2009, (as so amended, and as further amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”).

B. The Borrowers have requested that Lenders amend the Credit Agreement in certain respects and Lenders have agreed to so amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

(a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by reducing the dollar amount set forth in subclause (ii) of Section 1.1(b)(i)(A) from $1,500,000 to $1,000,000.

(b) Amendment to Section 1.9. Section 1.9 of the Credit Agreement is amended by replacing clause (b) of such Section in its entirety with the following:

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(b) Unused Commitment Fee. The Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Lenders, an unused commitment fee (the “Unused Commitment Fee”) for each day that the Commitments are in effect equal to the Unused Commitment Fee Percentage as of 5:00 p.m. (New York time) on such day multiplied by the unused Aggregate Revolving Commitment as of 5:00 p.m. (New York time) on such day. The Unused Commitment Fee shall be calculated daily, shall accrue on a cumulative basis until paid, and shall be payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after mutual execution and delivery of this Agreement.

(c) Amendment to Section 5.4. Section 5.4 of the Credit Agreement is amended by replacing clauses (h) and (i) of such Section in their entirety with the following:

(h) Investments in the capital stock of Medafor, Inc. (each a “Medafor Investment” and collectively the “Medafor Investments”) in an aggregate amount not to exceed $[***], provided that the Borrowers deliver, as soon as possible, any stock certificates evidencing such capital stock, together with undated stock powers, as required by Section 5.3 of the Guaranty and Security Agreement; and

(i) other Investments (excluding Medafor Investments) in an aggregate amount not to exceed $[***].

(d) Amendment to Section 11.1. Section 11.1 of the Credit Agreement is amended by replacing the definitions of “Base Rate” and “LIBOR” with the following:

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 3.00% per annum and the Federal Funds Rate, (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day and (d) 4.00% per annum. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

“LIBOR” means, for each Interest Period, the higher of (a) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period and (b) 3.00% per annum. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

(e) Amendment to Section 11.1. Section 11.1 of the Credit Agreement is amended by replacing the definitions of “Unused Commitment Fee Percentage” with the following:

“Unused Commitment Fee Percentage” shall mean, at any time, a percentage equal to (i) 0.50% per annum, if the aggregate amount of Revolving Loans and Letter of Credit Obligations outstanding at such time is greater than 50% of the Aggregate Revolving Loan Commitment at such time, and (ii) 0.75% per annum otherwise.

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until Agent shall have received duly executed signature pages to this Amendment from the Required Lenders, Borrowers, L/C Issuer, Agent and each Credit Party.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. Both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Credit Party consents to the execution and delivery of this Amendment by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty to which such Credit Party is a party (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty to which such Credit Party is a party.

3. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

CRYOLIFE, INC.

By:	/s/ D.A. Lee
Title:	Exec. VP, COO & CFO

CRYOLIFE ACQUISITION CORPORATION

By:	/s/ D.A. Lee
Title:	VP Finance & Treasurer

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D.A. Lee
Title:	VP Finance, CFO & Treasurer

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D.A. Lee
Title:	VP, CFO & Treasurer

AGENT, L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Ryan Guenin
Its Duly Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]